Exhibit 31.1

CERTIFICATION PURSUANT TO

SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002

I, David Mintz, certify that:

1. I have reviewed this annual report on Form 10-K/A of Tofutti Brands Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 14, 2020

/s/ David Mintz*
David Mintz
Chief Executive Officer

* The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.